                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT

      AGREEMENT dated as of February 28, 1997 among PAREXEL International Corporation, a Massachusetts corporation (the "COMPANY") and Walter Leroy Hill and Walter Leroy Hill as Trustee of the Walter L. Hill Revocable Trust u/d/t Dated June 29, 1994 (collectively, the "STOCKHOLDER").

                              W I T N E S S E T H :

      WHEREAS, pursuant to the Agreement and Plan of Reorganization and Merger dated as of the date hereof (the "MERGER AGREEMENT") among the Company, Rescon Acquisition Corporation, a Massachusetts corporation ("SUB"), Rescon, Inc., a Virginia corporation ("RESCON") and the other parties named therein, Sub will be merged with and into Rescon and Rescon will become a wholly-owned subsidiary of the Company;

      WHEREAS, in connection therewith, the Stockholder will receive unregistered shares of Common Stock of the Company (the "SHARES"); and

      WHEREAS, the Company and the Stockholder wish to set forth certain rights and obligations with regard to the registration of the Shares;

      NOW, THEREFORE, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "SHARES" shall mean the shares of Common Stock of the Company issued to the Stockholder on even date herewith pursuant to the Merger Agreement.

         "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "REGISTRATION EXPENSES" shall mean the expenses so described in
      Section 10.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SELLING EXPENSES" shall mean the expenses so described in Section 10.

         2. COMPLIANCE WITH SECURITIES LAWS. The Stockholder represents and warrants that he:

                  (a) has paid no brokerage or similar commissions in connection with the acquisition of the Shares.

                  (b)      is acquiring such Shares solely for his own account.

                  (c) has provided such information as may reasonably have been requested by the Company in order for the Company or its counsel to evaluate the availability of an exemption under the Securities Act for the issuance of the Shares to the Stockholder.

         3. SECURITIES ACT MATTERS. The Stockholder acknowledges and agrees that the Shares have not been registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Stockholder recognizes and acknowledges that such claims of exemption are based, in part, upon the Stockholder's representations contained in this Agreement. The Stockholder further recognizes and acknowledges that, because the Shares are unregistered under federal and state laws, they are not presently eligible for public resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. The Stockholder recognizes and acknowledges that Rule 144 or any other exemption promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available for resale of the Shares, and the Stockholder recognizes and acknowledges that, in the absence of the availability of Rule 144 or any other exemption under the Securities Act, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Shares. The Stockholder recognizes and acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Shares, either pursuant to the Securities Act or the securities laws of any state.

         4. RESTRICTIVE LEGEND. Each certificate representing Shares shall, except as otherwise provided in this Section 4 or in Section 5, be stamped or otherwise imprinted with a legend substantially in the following form:

                  "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available."

         Such certificates shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144, any other exemption under the Securities Act or an effective registration statement.

         5. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Shares, the Stockholder shall give written notice to the Company of his intention to effect such transfer. Prior to any registration statement described in Section 6 or Section 7 becoming effective, each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Stockholder shall be entitled to transfer such security in accordance with the terms of his notice. Each certificate for Shares transferred as above provided shall bear the legend set forth in Section 4, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

         6. REQUIRED REGISTRATION. The Company agrees to use commercially reasonable efforts to (i) cause a registration statement on Form S-3 or any successor from thereto under the Securities Act relating to the resale of up to an aggregate of fifty percent (50%) of the Shares to be filed no later than the 90th day following the Closing Date (as defined in the Merger Agreement); and
(ii) cause such registration statement to become effective as soon as practicable after the Pooling Restricted Period (as defined below) and thereafter remain effective until the earlier of (A) two years after the Closing Date (as defined in the Merger Agreement) or (B) the sale of all Shares covered thereby. Anything to the contrary herein notwithstanding, the Company shall not be required to take any action to cause any registration statement to be declared effective by the Commission at any time prior to the publication by the Company of financial results including at least thirty (30) days' post-closing combined operating results of the Company and Rescon (the "POOLING RESTRICTED PERIOD"), and the Company may suspend sales in accordance with Section 9 at any time under any registration statement immediately upon notice to the Stockholder at his last known address, for any of the reasons and for the time periods set forth in Section 9.

         7. REQUESTED REGISTRATION. At any time following twelve months after the Closing Date, the Stockholder may request in writing that the Company file a registration statement on Form S-3 or any successor thereto relating to the resale of the remainder of the Shares then held by the Stockholder. Provided that the Company is a registrant entitled to use Form S-3 or any successor thereto to register such Shares, upon receipt of such notice the Company shall use commercially reasonable efforts to promptly register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the remainder of the Shares then held by the Stockholder and not covered by the registration statement referenced in
Section 6 hereof. The Company will use commercially reasonable efforts to cause such registration statement to remain effective until the earlier of (i) two years after the Closing Date or (ii) the sale of all Shares covered thereby. Anything to the contrary herein notwithstanding, the Company may suspend sales in accordance with Section 9 at any time under any registration statement immediately upon notice to the Stockholder at his last known address, for any of the reasons and for the time periods set forth in Section 9.

         8. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 6 or 7 to use commercially reasonable efforts to effect the registration of any Shares under the Securities Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to the applicable registration statement, and the prospectus used in connection therewith, as may be necessary to comply with the Securities Act;

                  (b) furnish to the Stockholder such number of copies of the relevant registration statement and each amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as he reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

                  (c) register or qualify the Shares covered by the applicable registration statement under the securities or "blue sky" laws of the jurisdictions where the Company is currently registered or qualified, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (d) have the Shares covered by the applicable registration statement subject to quotation on the Nasdaq National Market; and

                  (e) promptly notify the Stockholder (at his last known address) (i) of the effective date of the applicable registration statement and the date when any post-effective amendment to such registration statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of such registration statement, or (iii) of the end of any suspension under Section 9.

         9.       SUSPENSION.

                  (a) The rights of the Stockholder to resell the Shares pursuant to this Agreement and the applicable registration statement may be suspended by the Company on the occurrence of any of the following events:

                           (i) the Company has made a determination to conduct a public offering;

                           (ii) the Company is about to make a disclosure of information of a material nature;

                           (iii) there then exists material, non-public information relating to the Company which, in the good faith determination of its Board of Directors, the disclosure of which would not be in the interests of the Company or its stockholders during that time; or

                           (iv) the Company is engaged in any activity at any time that, in the good faith determination of its Board of Directors, would be adversely affected by the continued compliance with this Agreement or the continued distribution of the Shares by the Stockholders.

                  (b) The Company shall use commercially reasonable efforts to minimize the length of any suspension:

                           (i)      under Section 9(a)(i), to a period of
thirty (30) days, beginning on the day that notice of a suspension is given to the Stockholder and ending on the earlier of: (A) the date of disclosure of the public offering, or (B) the date which is 30 days after the beginning of the suspension, provided that during such suspension, the Company will proceed with commercially reasonable efforts to file the appropriate documentation in respect of, and otherwise complete, such public offering as expeditiously as practicable;

                           (ii)     under Section 9(a)(ii), to a period of
three (3) business days;

                           (iii)    under Section 9(a)(iii) or 9(a)(iv), if the
activity is a prospective acquisition by the Company, to a period beginning when the notice of suspension is given to the Stockholder and ending on the earlier of: (A) the closing of the transaction and the making of all required filings under the Securities Act or Exchange Act, or (B) the date on which discussions regarding the acquisition are terminated; and

                           (iv)     under Section 9(a)(iii) or 9(a)(iv), for any
reason other than a prospective acquisition by the Company, to a period beginning when the notice of suspension is given to the Stockholder and ending on the earlier of: (A) the disclosure of the activity, or (B) the reason is no longer operative (provided, however, that the Company shall not avail itself of the suspension rights contained in Section 9(a)(iv) more than once in every six
(6) month period commencing on the date of effectiveness of the Registration Statement).

         10. EXPENSES. All expenses incurred by the Company in complying with Sections 6 and 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses, are called "REGISTRATION EXPENSES". All underwriting discounts (if any) and selling commissions applicable to the sale of the Shares covered by any registration statement, as well as all professional service fees incurred by the Stockholder, are called "SELLING EXPENSES".

         All Selling Expenses shall be borne by the Stockholder. The Company will pay all Registration Expenses in connection with the preparation and filing of each registration statement. The Company shall not be obligated to pay any Registration Expenses in connection with the preparation and filing of any registration statement if such registration statement is withdrawn, delayed or abandoned for any reason by the Stockholder.

         11.      INDEMNIFICATION AND CONTRIBUTION.

                  (a) In connection with the registration of the Shares under the Securities Act pursuant to Section 6 or Section 7, the Company will indemnify and hold harmless the Stockholder, each underwriter of such Shares thereunder and each other person, if any, who controls such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Stockholder, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 6 or Section 7, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and the Company will reimburse the Stockholder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Company will not be liable in any such case if any to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made based upon information furnished by the Stockholder, any such underwriter or any such controlling person.

                  (b) In connection with the registration of the Shares under the Securities Act pursuant to Section 6 or Section 7, the Stockholder will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs such registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure of the Stockholder to comply with the provisions of Section 14 herein or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, PROVIDED, HOWEVER, that the Stockholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and based upon information pertaining to the Stockholder, furnished by or for the Stockholder.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11 and shall only relieve it from any liability which it may have to such indemnified party under this Section 11 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof and the approval by the indemnified party of the counsel chosen by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) the Stockholder exercises rights under this Agreement and makes a claim for indemnification pursuant to this
Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Stockholder in circumstances for which indemnification is provided under this Section 11; then, and in each such case, the Company and the Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and the Stockholder, on the other hand; PROVIDED, HOWEVER, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnities provided in this Section 11 shall survive the transfer of any Shares by the Stockholder.

         12. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Stockholder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit the Stockholder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b)      maintain registration of its Common Stock under
Section 12 of the Exchange Act;

                  (c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to the Stockholder, so long as the Stockholder owns any Shares, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing the Stockholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

         13. CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed.

         14. STOCKHOLDER'S CONDUCT. With respect to any sale of Shares covered by a registration statement, the Stockholder understands and agrees as follows:

                  (a) The Stockholder will carefully review the information concerning him contained in any registration statement and will promptly notify the Company if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

                  (b) The Stockholder agrees to sell Shares only in the manner set forth in (i) the applicable registration statement (or in compliance with Section 5 hereof), (ii) the Affiliate Agreement (as defined in the Merger Agreement) and (iii) Section 15;

                  (c) The Stockholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time any registration statement remains effective;

                  (d) The Stockholder agrees to only sell Shares in a jurisdiction after counsel for the Company has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

                  (e) The Stockholder agrees to comply with the prospectus delivery requirements of the Exchange Act;

                  (f) The Stockholder agrees to promptly notify the Company of any and all planned sales and completed sales of Shares; and

                  (g) The Stockholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 9.

                  (h) In connection with the registration of the Shares, the Stockholder will furnish to the Company in writing such information requested by the Company with respect to himself and the proposed distribution by him as shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  (i) The Stockholder hereby agrees that he will not sell, exchange, transfer, pledge, dispose or otherwise reduce his or her risk relative to any Shares owned by him during the period which begins on the date hereof and ends at such time as the Company publicly announces financial results covering at least thirty days of combined operations of the Company and Rescon. The Company, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Shares, provided that such stop transfer orders are consistent with the other provisions of this Agreement.

         15.      SELLING PROCEDURES.

                  (a) The Stockholder will notify the Company of his intention to sell Shares under any registration statement not less than five (5) business days prior to the expected date of such sale by faxing the "Takedown Request" attached hereto as EXHIBIT A to:

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street

                                High Street Tower
                           Boston, Massachusetts 02110
                          Attn: William J. Schnoor, Jr.
                              Phone: (617) 248-7278
                            Facsimile: (617) 248-7100

During this period, the Company will review the prospectus to determine if a suspension pursuant to Section 9 is necessary or appropriate. If the Company does not notify the Stockholder of a suspension pursuant to Section 9, the Stockholder may conclude the proposed sale, on the proposed date of sale, strictly in accordance with the Takedown Request.

                  (b) The Stockholder will notify the Company of each sale under any registration statement in accordance with the Takedown Request within 24 hours of the sale by faxing the "Notification of Sale" attached hereto as EXHIBIT B to:

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                High Street Tower
                           Boston, Massachusetts 02110
                          Attn: William J. Schnoor, Jr.
                              Phone: (617) 248-7278
                            Facsimile: (617) 248-7100

Based on the information set forth on the Notification of Sale, the Company will prepare or cause to be prepared the appropriate notifications to its Transfer Agent to remove the legend described in Section 4 from the Shares so sold.

         16. REPRESENTATIONS AND COVENANTS. The Stockholder hereby represents and warrants to the Company as follows:

                  (a) THE STOCKHOLDER UNDERSTANDS THAT HIS INVESTMENT IN THE SHARES INVOLVES RISK.

                  (b) THE STOCKHOLDER HAS CONSULTED HIS OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE STOCKHOLDER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO THE STOCKHOLDER SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

                  (c) The Stockholder understands that he must bear the economic risk of this investment until such time as the Shares are registered; that the Shares are not currently registered under the Securities Act, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available;

that the Stockholder is purchasing the Shares with no present view toward resale or other distribution thereof; and that the Stockholder agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of the Merger Agreement and this Agreement and any regulations under the Securities Act and applicable state securities laws.

                  (d) The Stockholder has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in connection with this investment in the Shares.

                  (e) The Stockholder has reviewed the representations and warranties of the Company set forth in the Merger Agreement, as well as the information provided to the Stockholder by the Company pursuant to Section 5.07 of the Merger Agreement and has consulted with his or her personal legal and financial advisors in evaluating the merits and risks of the investment in the Shares.

                  (f) The Stockholder received an offer concerning the Shares and first learned of this investment in the state or other jurisdiction listed in the Stockholder's residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

                  (g) The Stockholder hereby acknowledges receipt of the documents described in Section 5.07 of the Merger Agreement, which documents each Stockholder has reviewed. The Stockholder further acknowledges and warrants that, prior to the execution of this Agreement, he has had the opportunity to ask questions and receive answers from the Company and Rescon concerning the terms and conditions of the transactions contemplated by the Merger Agreement and the issuance of the Shares, and concerning any of the documents identified above, and to obtain such additional further information from the Company and Rescon as he has deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to the Stockholder.

                  (h) The Stockholder has been advised that, as of the date hereof, he may be deemed to be an "affiliate" of Rescon, as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

                  (i) The Stockholder understands that the representations, warranties and covenants set forth herein will be relied upon by Rescon, the Company, the stockholders of the Company and their respective counsel and accounting firms.

                  (j) The Stockholder hereby represents and warrants that he has not sold, exchanged, transferred, pledged, disposed or otherwise reduced his or her risk relative to any shares of Rescon common stock owned by him during the 30 day period preceding the date hereof.

         17.      MISCELLANEOUS.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares, PROVIDED, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

                  (b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

              if to the Company, to:

                      PAREXEL International Corporation
                      195 West Street
                      Waltham, MA  02154
                      Attn:  William T. Sobo, Jr.
                             Senior Vice President and Chief Financial Officer
                      Telecopy: (617) 487-9931

              with a copy to:

                      William J. Schnoor, Jr.
                      Testa, Hurwitz & Thibeault, LLP
                      125 High Street
                      High Street Tower
                      Boston, MA  02110
                      Telecopy:  (617) 248-7100
              if to the Stockholder, to:

                      Walter Leroy Hill
                      2521 Hunter Mill Road
                      Oakton, VA  22124

              with a copy to:

                      Scott Meza
                      Michaels, Wishner & Bonner, P.C.
                      Suite 900
                      Washington, DC  20036
                      Telecopy:  (202) 857-0634

              if to any subsequent Stockholder of Shares, to it at such address as may have been furnished to the Company in writing by such Stockholder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Stockholder) or to the Stockholder (in the case of the Company) in accordance with the provisions of this paragraph. Notices shall be deemed duly delivered three business days after being sent by first class mail, postage prepaid, or one business day after being sent via a reputable nationwide express mail service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a majority of the outstanding Shares.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                            PAREXEL INTERNATIONAL CORPORATION


                            By: /s/ William T. Sobo, Jr.
                                ------------------------------------------------

                            Name: William T. Sobo, Jr.
                                  ----------------------------------------------

                            Title: Senior Vice President/Chief Financial Officer
                                   ---------------------------------------------


                            WALTER L. HILL REVOCABLE TRUST u/d/t
                                    DATED JUNE 29, 1994


                            By: /s/ Walter Leroy Hill
                                ------------------------------------------------

                            Name: Walter L. Hill
                                  ----------------------------------------------

                            Title: Trustee
                                   ---------------------------------------------


                            /s/ Walter Leroy Hill
                            ----------------------------------------------------
                            WALTER LEROY HILL



                [You MUST complete pages 15-16 of this Agreement]